Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in this Registration Statement (No. 333-90937) dated December 23, 1999 of our report dated January 24, 1997, relating to the statements of operations, stockholders' equity (deficit) and cash flows of Fargo Electronics, Inc. for the year ended December 31, 1996 and to the reference to our Firm under the caption "Experts" and "Change in Independent Accountants" in the Prospectus.

                      LARSON, ALLEN, WEISHAIR & CO., LLP
                      /s/ LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
November 12, 1999